UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UMB Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders

and Proxy Statement

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 29, 2004

10:00 a.m.

UMB Bank Building

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2004

The Annual Meeting of Shareholders of UMB Financial Corporation (the “Company”) will be held at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, 64106 on April 29, 2004, at 10:00 a.m. to consider and vote on the following matters:

1) The election of ten Class I directors to hold office until the Annual Meeting in 2007 and two Class III directors to hold office until the Annual Meeting of 2006;

2) Ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2004; and,

3) Transaction of such other matters as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 3, 2004, will be entitled to notice of, or to vote at, this meeting or any adjournments thereof. This Proxy Statement is being mailed on or about March 22, 2004.

It is important that your shares be represented at the meeting. We urge you to exercise your right to vote by completing and returning the enclosed proxy card.

By Order of the Board of Directors,

Dennis R. Rilinger

Secretary

The date of this notice is March 22, 2004.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed beginning March 22, 2004, to the shareholders of record of the common stock, par value one dollar ($1.00) per share, of UMB Financial Corporation (the “Company”) as of March 3, 2004 (the “record date”). The Company’s Board of Directors (the “Board”) is soliciting proxies to be used at the 2004 Annual Meeting of its shareholders which will be held at 10:00 a.m. on April 29, 2004, at the Company offices located at 1010 Grand Boulevard, Kansas City, Missouri, and any adjournment thereof (the “Annual Meeting”).

Attendance at the Annual Meeting is limited to shareholders of record or their proxies, beneficial owners of Company common stock having evidence of such ownership, and guests of the Company.

Proxies are being solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. This Proxy Statement contains information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Matters to be Considered by Shareholders

Shareholders at the Annual Meeting will consider and vote upon: 1) the election of ten Class I directors who will hold office until the Annual Meeting in 2007 and two Class III directors who will hold office until the Annual Meeting in 2006; 2) ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2004; and 3) transaction of such other matters as may properly come before the meeting or any adjournments thereof. Shareholders do not have any dissenters’ rights of appraisal in connection with any of these matters.

Who Can Vote

Holders of the Company’s common stock at the close of business on March 3, 2004, are entitled to notice of, and to vote at, the Annual Meeting. On February 17, 2004, there were 21,890,053 shares of Company common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting other than the election of directors (which is done by cumulative voting). Shares can be voted at the meeting only if the shareholder is present or represented by a valid proxy. If you have shares attributable to your account under the Company’s ESOP, you have the right to direct the voting of those shares. Any shares not so directed will be voted by the trustee, Marshall & Ilsley Trust Company, N.A. If you have a beneficial interest in shares allocated to your account under the Company’s Profit Sharing and 401(k) Plan, you have the right to direct the voting of those shares; any shares not so directed will not be voted.

Voting

Your vote is important. Since many shareholders cannot personally attend the meeting, a large number must be represented by proxy. Proxies may be given by either a written proxy card or by communicating with the

Company’s transfer agent by use of the internet. Instructions for giving your proxy by either means accompany this Proxy Statement. Proxies may be revoked at any time before they are exercised (i) by written notice to the Corporate Secretary, (ii) by electronic notice to the Company’s transfer agent, (iii) by a properly executed, later-dated written or electronic proxy, or (iv) by voting by ballot at the Annual Meeting. Your voting method will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy from the holder of record authorizing you to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted equally in favor of the election of all nominees listed on the proxy card and in favor of ratifying the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2004. Votes will be counted by the inspectors of the election appointed by the Chairman at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Annual Meeting.

Solicitation of Proxies

The Company is soliciting the proxy and will pay the cost of the solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by employees of the Company. In addition, the Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to security owners and updating their proxies.

Delivery of Voting Materials to Shareholders

Two or more shareholders of record sharing the same address will each receive a complete set of the proxy voting materials (Annual Report, Annual Report on Form 10-K, Proxy Card, and Proxy Statement). Services that deliver the Company’s proxy voting materials to shareholders that hold Company stock through a bank, broker or other beneficial holder of record may deliver to multiple shareholders sharing the same address only one set of the Company’s Annual Report, Annual Report on 10-K, and Proxy Statement, but separate proxy cards for each shareholder. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report, Annual Report on Form 10-K, and/or Proxy Statement to any shareholder at a shared address to which a single copy was delivered. Shareholders may notify the Company of their requests by writing Corporate Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106 or by calling (816) 860-7889.

Required Votes—Election of Director Nominees

Voting is cumulative in the election of directors. The Board is divided into three classes which are as nearly equal in number as possible. At each Annual Meeting of shareholders, the directors constituting one class are elected for a three-year term. In addition, if an individual has been appointed to fill a vacancy in one of the other two classes since the last Annual Meeting, their names will also be submitted for a shareholder vote.

In voting for the election of directors in any class, cumulative voting is permitted and shareholders are entitled to cast as many votes as shall equal the number of shares of stock held, multiplied by the number of directors to be elected in that class. Such votes may be cast all for a single candidate in that class or the votes may be distributed among the candidates in that class, as the shareholder directs. Any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of directors except to the extent that the failure to vote for an individual results in other individuals receiving a larger proportion of the total votes. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted equally in favor of the election of all nominees listed on the proxy card.

Each nominee must be elected by a plurality of the votes of the shares entitled to vote on the election of the directors and represented in person or by proxy at a meeting at which a quorum is present.

While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more is unable to do so, the proxies will be voted for substitute nominees selected and approved by the Board’s Corporate Governance and Nominating Committee and nominated by the Board.

Required Votes—Ratification of Selection of Auditors and Other Matters

The ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2004, and the taking of action on any other matter properly presented for a shareholder vote, will be determined by a vote of the holders of a majority of the outstanding shares of common stock represented at the Annual Meeting. Voting on these matters will be one vote per share.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially more than five percent of the outstanding voting securities of the Company at the close of business on February 17, 2004:

Name and Address	Number of Shares Held of Record as a Fiduciary but not Owned Beneficially		Percent	Number of Shares Owned Beneficially		Percent
UMB Bank, n.a.	1,682,301	(1)	7.69%	384,472	(2)	1.76%
1010 Grand Boulevard
Kansas City, Missouri
R. Crosby Kemper	0		0	3,835,777	(3)	17.52%
1010 Grand Boulevard
Kansas City, Missouri
ESOP of UMB Financial Corporation	0		0	1,407,881	(4)	6.43%
Marshall & Ilsley Trust Company, n.a., Trustee
221 W. College Ave
Appleton, WI
Thomas J. Wood, III	0		0	1,331,585	(5)	6.08%
8055 Bond
Lenexa, Kansas

(1)	Held by UMB Bank, n.a., an affiliate bank of the Company, in agency and custody accounts and may be voted or disposed of only upon instructions from the beneficial owners, or are held in trusts and estates and may be voted or disposed of only upon the instructions of persons having voting control under the terms of the governing instrument or other agreement. UMB Bank, n.a. disclaims beneficial ownership of all of these shares. Shares held by UMB Bank, n.a. which are shown in footnotes 3 and 5 below are not included in this number.

(2)	Includes shares that are voted or disposed of only as directed by co-fiduciaries, and shares held in trusts and estates for which UMB Bank, n.a. is the sole fiduciary. UMB Bank, n.a. has elected not to vote such shares and disclaims beneficial ownership of all of these shares.

(3)	Includes 6,529 shares held by Mary S. Kemper (wife of R. Crosby Kemper) and 3,932 shares held under the Company’s ESOP Plan for which R. Crosby Kemper has voting rights. Includes 154,645 shares held by Kemper Realty Company, 208,080 shares held by Pioneer Service Corporation, 92,150 shares held by Stagecoach, Inc., and 858,944 shares held by Stagecoach Investments, L.P. Each of these entities are ones through which voting and investment decisions may be controlled, directly or indirectly by R. Crosby Kemper. Also includes 767,373 shares held by UMB Bank, n.a. as either sole trustee or co-trustee; in each case R. Crosby Kemper has or shares voting or investment powers. Of this number, 360,341 shares are held in trusts established under the will of Rufus Crosby Kemper, and 39,081 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted or disposed of by UMB Bank, n.a. as trustee but only upon the direction of R. Crosby Kemper, Mary S. Kemper and Alexander C. Kemper, or any two of them. 333,912 shares are owned by the R. C. Kemper, Sr. Charitable Trust and Foundation but may be voted or disposed of only by the co-trustees, R. Crosby Kemper, R. Crosby Kemper III and Sheila Kemper Dietrich, or any two of them. 7,078 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation and may be voted or disposed of by R. Crosby Kemper, John Mariner Kemper and R. Crosby Kemper III, or any two of them; and 26,961 shares are owned by the William T. Kemper Foundation and may be voted or disposed of by UMB Bank, n.a., but only upon the direction of R. Crosby Kemper.

(4)	Held by Marshall & Ilsley Trust Company, n.a. as trustee for the benefit of eligible employees of the Company and all its subsidiaries under the Company’s ESOP. Participants have the right to direct the voting of shares attributable to their accounts. All shares not so directed are voted by the trustee.

(5)	Includes 494,533 shares held in fiduciary accounts where Thomas J. Wood is given the authority by the document to vote and/or dispose of the shares of the Company and 819,038 shares held by the Wood Family Partnership of which Mr. Wood is a general partner.

Stock Owned By Directors, Nominees, and By Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934), as of February 17, 2004, by each director, each nominee, and by the executive officers named in the Summary Compensation Table. It also includes the shares beneficially owned by all directors and executive officers as a group.

Names	Beneficial Holdings(1)		Percent of Class
Miriam M. Allison	1,079		*
Paul D. Bartlett, Jr.	114,004		*
Thomas E. Beal	23,118		*
H. Alan Bell	62,079		*
William L. Bishop	405		*
David R. Bradley, Jr.	9,075		*
Cynthia J. Brinkley	—		*
Newton A. Campbell	2,538		*
Vincent J. Ciavardini	201		*
Terrence P. Dunn	1,000		*
James R. Elsesser	—		*
Peter J. Genovese	48,883		*
Greg M. Graves	—		*
Richard Harvey	23		*
C. N. Hoffman III	30,900		*
Alexander C. Kemper	835,820		3.82%
R. Crosby Kemper	3,835,777		17.52%
R. Crosby Kemper III	955,614		4.37%
Tom J. McDaniel	1,155		*
William J. McKenna	5,787		*
James D. Matteoni	3,840		*
John H. Mize, Jr.	43		*
Mary Lynn Oliver	83,928		*
Robert W. Plaster	77,910		*
Kris A. Robbins	1,000		*
Alan W. Rolley	164,304		*
Thomas D. Sanders	29,274		*
L. Joshua Sosland	4,968		*
Paul Uhlmann, III	3,388		*
E. Jack Webster, Jr.	69,935		*
Dr. Jon Wefald	3,599		*
Thomas J. Wood, III	1,331,585		6.08%
All Directors and executive officers as a Group	6,649,251	(2)	30.38%

*	Less than 1% of outstanding shares.

(1)

Includes shares of common stock held directly by the individuals as well as by members of such individuals’ immediate families who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Also includes shares which are subject to outstanding options exercisable by executive officers of the

Company within 60 days as follows: Peter J. Genovese—9,431 shares, C.N. Hoffman III—1,246 shares, R. Crosby Kemper III—8,870 shares and James D. Matteoni—2,667 shares. In addition, all other executive officers collectively hold such options to acquire 18,572 shares.

(2)	Shares held in foundations, trusts and companies over which more than one member of the Board or executive officers share voting and/or investment power have been included only one time in this total. See footnote 3 in the above Section entitled “Principal Shareholders” for a description of the voting rights and investment authority of R. Crosby Kemper’s family members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file with the SEC. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 2003 all of its officers, directors and greater-than-10% beneficial owners complied with applicable Section 16(a) filing requirements, except as follows. E. Jack Webster, Jr. filed a late Form 4 reflecting the purchase of 90 shares of common stock. Peter J. Genovese filed a late Form 4 reflecting the sale of 200 shares of common stock. William L. Bishop filed a late Form 4 reflecting the purchase of 100 shares of common stock. In addition, H. Alan Bell and R. Crosby Kemper each filed a Form 4 on a timely basis, but subsequently filed an amended Form 4 to correct typographical errors contained in their original filings.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

At its January 29, 2004 meeting, the Board adopted a set of Corporate Governance Guidelines for the Company. Such Guidelines set forth a set of corporate governance principles that provide a flexible framework within which the Board may conduct business. A copy of the Corporate Governance Guidelines may be found on the Company’s website at www.umb.com/investor.

Committees of The Board of Directors

The Company has the following standing committees, among others: an audit committee, nominating committee, and compensation committee, each as described below.

Nominating Committee. The Company’s standing nominating committee, called the Corporate Governance and Nominating Committee (the “Nominating Committee”), has three members: Terrence P. Dunn (Chair), L. Joshua Sosland and Paul Uhlmann III. The Nominating Committee was first appointed on October 16, 2003, and did not meet during the 2003 fiscal year. The primary functions of the Nominating Committee are to: (i) consult with the Board regarding the size, organization and composition of the Board and its committee structure and makeup, (ii) select and approve candidates for Board membership, (iii) recommend director-nominees for each Board committee, (iv) lead the Board in its periodic reviews of the Board’s and its committees’ performance, (v) develop and recommend for Board approval, a set of corporate governance principles applicable to the

Company, (vi) evaluate and make recommendations to the Board regarding Board effectiveness and corporate governance policies and practices, and (vii) provide consultation or assistance to the Board on such other corporate governance matters as the Board may refer to it from time to time. The Nominating Committee has a formal charter (last reviewed January 29, 2004) which is available on the Company’s website, at www.umb.com/investor. The Board has determined each member of the Nominating Committee to be independent, as defined in applicable NASDAQ rules and regulations.

Audit Committee. The Company’s Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The members of the Audit Committee are: Newton A. Campbell (Chair), Thomas E. Beal, David R. Bradley, Jr., James R. Elsesser and John H. Mize, Jr. The Board has determined each member of the Audit Committee to be independent, in accordance with applicable SEC and NASDAQ rules and regulations. The Board has determined that James R. Elsesser qualifies as an audit committee financial expert under applicable law and the NASDAQ rules. The Audit Committee met five times during the 2003 fiscal year.

The primary functions of the Audit Committee are to provide an evaluation, review and oversight of the quality, integrity and adequacy of the accounting, financial reporting, risk management and internal control functions of the Company and its subsidiaries; the integrity of the Company’s financial statements and related reporting process; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications, independence and performance; and the performance and adequacy of the Company’s internal audit function. The Audit Committee has sole authority over the appointment and replacement of the independent auditors, is directly responsible for the compensation, oversight and pre-approval of the work of the independent auditors, and receives communications from the independent auditors. It is also responsible for preparing an Audit Committee report to be included in the Company’s annual proxy statement, and reviewing financial statements and other releases prior to filing with the SEC. The Audit Committee also establishes procedures for the processing of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee pre-approves all audit and permissable non-audit services provided by the independent auditor in accordance with SEC regulations.

At its January 29, 2004, meeting, the Board adopted a revised written charter for its Audit Committee. A copy of that revised charter is included as Appendix A to this Proxy Statement, and may also be viewed on the Company’s website at www.umb.com/investor.

Officer Salary and Stock Option Committee. The Company’s standing compensation committee, called the Officer Salary and Stock Option Committee (the “Compensation Committee”), consists of the following members: L. Joshua Sosland (Chair), Paul D. Bartlett, Jr., William J. McKenna, and Thomas D. Sanders. The primary functions of the Compensation Committee are to: (i) establish and adjust the compensation of the chief executive officer and such other officers of the Company and its subsidiaries as such Committee specifies from time to time, (ii) produce a report for inclusion in the Company’s proxy statement, in accordance with applicable laws, rules and regulations, (iii) recommend to the Board, the compensation of directors who are not officers of the Company, and (iv) administer the Company’s stock option plans and equity compensation plans, including granting options and restricted stock grants thereunder. The Compensation Committee took action by unanimous consent once, and met once, during the past fiscal year. The Board has determined each member of the Compensation Committee to be independent under applicable SEC and NASDAQ rules and regulations, and to be a “non-employee director” as defined by Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee has a formal charter which can be viewed on the Company’s website at www.umb.com/investor.

Salary Committee Interlocks and Insider Participation. Members of the Compensation Committee and companies with which they are associated were customers of, and had banking transactions with, the Company’s affiliate banks during 2003. Such relationships were in the ordinary course of each respective bank’s business. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable terms. No officers or former officers served as members of the Compensation Committee.

Management Committee. At its January 29, 2004, meeting, the Board established and appointed a Management Committee having the authority to take action in lieu of actions by the Board between the Board’s regularly scheduled meetings, subject to ratification by the Board at its next-scheduled meeting. Present members of this committee are Chairman R. Crosby Kemper III, J. Mariner Kemper, Peter J. Genovese, Peter J. deSilva, and Daniel C. Stevens. Prior to January 29, 2004, such authority was vested in an Executive Committee appointed by the Board and consisting of the following members as of December 31, 2003: Chairman R. Crosby Kemper III, Miriam M. Allison, Vince Ciavardini, Sheila Kemper Dietrich, Peter J. Genovese, Royce M. Hammons, Chris N. Hoffman III, J. Mariner Kemper, Douglas F. Page, James A. Sangster and Daniel C. Stevens. Since January 29, 2004, the Executive Committee has served only an advisory function to management, together with such other functions as the Board may from time to time provide.

Selection of Nominees for the Board of Directors

In identifying and evaluating nominees, the Nominating Committee receives recommendations from management, from other directors, and from shareholders (in accordance with the procedures described below). The Nominating Committee reviews information on each candidate and evaluates him/her based on the criteria set out in the revised Nominating Committee Charter and the needs and requirements of the Company and its Board committees. The Nominating Committee believes any director candidate should have the following minimum qualifications: be an individual of high character and integrity; have a reputation, both personal and professional, consistent with the image and reputation of the Company; and have expertise that may be useful to the Company. The Nominating Committee considers various factors, including the independence of the candidate, as well as his or her experience, diversity, age, geographic representation, business associations, economic relationships, education or special skills, areas of expertise, reputation, ability to regularly attend and actively contribute to Board meetings, and other characteristics and qualities as identified by the Nominating Committee or by the Board from time to time as being likely to enhance the effectiveness of the Board and its committees.

It is the policy of the Nominating Committee to consider nominations and director candidates properly made or recommended by shareholders in accordance with applicable laws and regulations, or submitted in writing by shareholders to the Nominating Committee providing the candidate’s name, biographical data and qualifications. Such written submissions should be sent to: “Board Corporate Governance and Nominating Committee, c/o Corporate Secretary, UMB Financial Corporation, 6th Floor, Mail stop # 1020604, 1010 Grand Blvd., Kansas City Missouri 64106.” In its consideration of such nominees, the Nominating Committee utilizes the same criteria and factors as described in the revised Nominating Committee Charter. There is no difference between the manner in which candidates or nominees submitted by shareholders are evaluated, compared to the manner in which candidates or nominees submitted by management or by members of the Nominating Committee or by any other person or entity, are evaluated.

The Nominating Committee met in January 2004 and in March 2004 and selected candidates to fill vacancies on the Board. The Board subsequently nominated said candidates to be presented to the shareholders as reflected in Proposal #1.

Director Independence

The Board undertook a review of director independence in January, 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family, including transactions and relationships with affiliated entities of each director or his or her immediate family, and the Company and its subsidiaries. The Board has determined that the following members of the Board are independent under NASDAQ and SEC rules and regulations, and that each constitutes an “Independent Director” as defined in NASDAQ Rule 4200. These members constitute a majority of the entire Board.

Paul D. Bartlett, Jr.	Greg M. Graves	Kris A. Robbins
Thomas E. Beal	Richard Harvey	Thomas D. Sanders
William L. Bishop	Tom J. McDaniel	L. Joshua Sosland
David R. Bradley, Jr.	William J. McKenna	Paul Uhlmann III
Cynthia J. Brinkley	John H. Mize, Jr.	E. Jack Webster, Jr.
Newton A. Campbell	Mary Lynn Oliver	Dr. Jon Wefald
Terrence P. Dunn	Robert W. Plaster	Thomas J. Wood III
James R. Elsesser

Attendance at the Board of Directors Meetings, Committee Meetings and Shareholders Meetings

The Board met five times during 2003, and the Executive Committee took action in lieu of meetings twice during such year. The Audit Committee met five times, and the Compensation Committee met once. The only directors who failed to attend at least 75% of the aggregate of the number of Board meetings and committee meetings held during the portion of fiscal year 2003 during which such respective director was a member thereof, were David R. Bradley, Jr., R. Crosby Kemper, Tom J. McDaniel, William J. McKenna, Thomas D. Sanders, E. Jack Webster, Jr. and Dr. Jon Wefald.

The Board has adopted a formal policy that strongly encourages all members of the Board to attend the Company’s Annual Meeting of Shareholders, to facilitate communication between the directors and the shareholders of the Company. Twenty-seven of the 31 elected members of the Board attended the prior annual meeting of shareholders held on April 17, 2003.

Director Compensation

Directors of the Company who are not employed by the Company or its subsidiaries are paid Directors’ fees of $600 for each Board meeting they attend. Audit Committee members and Nominating Committee members receive $800 for each meeting attended, and the Audit Committee chairman receives $1,000 for each meeting attended. Compensation Committee members receive an attendance fee of $500 per meeting. No fees are paid to members of the Management Committee or Executive Committee.

Certain Transactions

In 2003, the Company made the following payments to director Miriam M. Allison and certain members of her immediate family. Such payments represent installment payments of a portion of the purchase price to be paid for the capital stock of Sunstone Financial Group Inc. acquired by the Company from her and other parties in 2001. The recipients of the payments were: Miriam M. Allison-$2,361,474; Sarah Hammond (Ms. Allison’s daughter)-$18,509; Peter Hammond (Ms. Allison’s son-in-law)-$82,322; Rebekah Allison (Ms. Allison’s daughter)-$18,509; Mathew Allison (Ms. Allison’s son)-$18,509; and William Meyer (Ms. Allison’s brother)-$53,177. It is anticipated that similar payments will be made with respect to the 2004 fiscal year, although the amounts of such payments cannot be determined at this time.

In 2003, the Company made payments totaling $60,239 to director H. Alan Bell and members of his immediate family to satisfy certain obligations of the Company incurred in connection with its acquisition of the stock of Citizens Bank & Trust Company from Mr. Bell.

During 2003, the Company’s subsidiary, UMB Bank n.a., made payments totaling $75,056 to the law firm of Kelly Haglund Garnsey & Kahn LLC in Denver, Colorado, representing legal fees incurred primarily in connection with a lawsuit filed against UMB Bank n.a. in connection with its provision of employee benefit services to an unrelated bank customer. A member of such law firm, Walter Garnsey, is the father-in-law of Company executive officer J. Mariner Kemper.

The Company’s subsidiary, UMB Funds Services Inc., employs Peter J. Hammond, a son-in-law of director Miriam M. Allison, as Executive Vice President & Chief Administrative Officer. Mr. Hammond received compensation of $121,999 during 2003. William Meyer, a brother of director Miriam M. Allison, was also employed by such entity, as Senior Vice President and Chief Information Officer, and received compensation of $104,000 during 2003.

The Company paid $149,000 in fees during 2003 to a subsidiary of The Western Group (of which William Bishop was Chief Executive Officer) for waterproofing various Company buildings.

During 2003, the Company and its subsidiaries purchased promotional products and other goods totaling $79,890 from Grapevine Designs, a company in which director Thomas J. Wood and his spouse own a significant equity interest and of which such spouse serves as manager. The Company anticipates that similar purchases may be made during the 2004 fiscal year.

Sheila Kemper Dietrich, an executive officer of the Company and a daughter of director R. Crosby Kemper, was employed by the Company’s subsidiary, UMB Bank n.a., as Executive Vice President & Divisional Manager of Trust and Wealth Management, and received compensation of $199,776 during 2003. Heather C. Kemper, also a daughter of R. Crosby Kemper, was employed by the Company’s subsidiary, UMB Bank Colorado n.a., as Senior Vice President, and received compensation of $107,115 during 2003. J. Mariner Kemper, an executive officer of the Company and a son of R. Crosby Kemper, was employed by the Company’s subsidiary, UMB Bank Colorado n.a., as Chairman and Chief Executive Officer, and received compensation of $235,362 during 2003.

R. Crosby Kemper, Alexander C. Kemper, R Crosby Kemper III, Sheila Kemper Dietrich, and J. Mariner Kemper, all of who are directors and/or executive officers of the Company or its affiliates, together with certain other members of R. Crosby Kemper’s immediate family, own a majority of the stock of Pioneer Service Corporation, and several of such individuals serve as executive officers of such company. During 2003, Pioneer Service Corporation leased three parcels of real estate to the Company and its subsidiaries under a two-year lease expiring December 31, 2004, and one parcel under a five-year lease expiring December 31, 2007 on terms no less favorable to the Company than those which could be obtained from non-affiliated parties. The total lease payments made to such company during 2003 were $192,400, and the Company anticipates that similar lease payments will be made to such company in 2004.

The Company is a small minority shareholder of, and director Alexander C. Kemper is the Chairman and CEO of, Perfect Commerce, Inc. (formerly known as eScout, LLC), a company that provides supplier relationship management (SRM) solutions to businesses to facilitate their purchases of goods and services from third parties. During 2003, the Company and its subsidiaries used such SRM solutions to purchase $1,423,978 worth of goods and services from unrelated vendors, such purchases being made on terms and conditions no less favorable than those that could be obtained from unrelated third parties. Also, in 2003, the Company’s subsidiary UMB Bank, n.a. paid the sum of $149,400 to Perfect Commerce, Inc. representing payment of fees for its SRM software and sourcing applications.

During 2003, many of the directors, nominee directors, executive officers, as well as members of their immediate families and companies with which they are associated, were customers of, and had credit and other banking transactions with, the Company’s affiliate banks in the ordinary course of each respective bank’s business. Such relationships were, and continue to be, conducted on substantially the same terms as those prevailing at the same time for comparable transactions with other persons. All loans made to them by such affiliate banks were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Code of Ethics

The Company has adopted a Code of Ethics (“Code”) which applies to all employees, officers, and directors of the Company, including the chief executive officer, the chief financial officer and the chief accounting officer. The Code can be viewed on the Company’s website at www.umb.com/investor. The Company will post any changes to the Code, as well as any waivers of the Code for directors, the chief executive officer, chief financial officer, chief accounting officer or any other executive officer, at the same location on such website.

Communications with the Board of Directors

The Board has adopted a formal policy providing a process for shareholders to send communications to the Board, or any individual director. Such communications must be in writing and sent to the Board (or to the individual director) at the following address: UMB Financial Corporation, Chairman of the Governance Committee, c/o Corporate Secretary, Mail stop 1020604, 1010 Grand Blvd., Kansas City, MO 64106. All such shareholder communications will be acknowledged and reviewed by the Corporate Secretary, and the Corporate Secretary will regularly forward to the Nominating Committee a summary of such correspondence. The Nominating Committee may take such further action, if any, on any item of correspondence, as it deems appropriate. Any Board member may at any time request and review a log of all correspondence received by the Corporate Secretary that is addressed to the Board (or any individual members thereof), and may obtain from the Corporate Secretary, copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are to be immediately brought to the attention of the chairperson of the Audit Committee, to be thereafter handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management and the independent outside auditors performing the Company’s audits prior to public release of each announcement.

The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence, describing all relationships between the auditors and the Company that might bear on the auditors’ independence; discussed with the independent auditors the independent auditors’ independence and any relationships that may impact the independent auditors’ objectivity and independence; and satisfied itself as to the independent auditors’ independence. The Audit Committee also considered whether the independent auditors’ provisions of non-audit services, if any, to the Company is compatible with the independent auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the internal auditors, their respective audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including the matters required to be discussed under Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380, as may be modified or supplemented), and discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003, and has discussed them with management and with the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Date: March 5, 2004

Newton A. Campbell, Chairman

Thomas E. Beal

David R. Bradley, Jr.

James R. Elsesser

John H. Mize, Jr.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

Pursuant to the provisions of its Charter, the Compensation Committee periodically establishes the compensation of the Company’s Chief Executive Officer and Senior Chairman. In addition, the Compensation Committee designates a group of top-level executive officers of the Company and its subsidiaries (the “Designated Executive Officers”), for whom the Compensation Committee also from time to time establishes compensation, pursuant to the provisions of its Charter. Responsibility for the compensation of all other associates of the Company and its subsidiaries is delegated to the respective Chief Executive Officer of the Company or subsidiary by whom the respective associate is employed. For purposes of this report, the Chief Executive Officer, the Senior Chairman, and each of the Designated Executive Officers is referred to individually as “Executive” and collectively as “the Executives”.

The objectives of the Company’s executive compensation policies are to obtain and retain the services of the Executives while ensuring that they are compensated in a way that advances both the short-term and long-term interest of the shareholders. To accomplish such objectives, the Company includes within the elements of compensation that may be provided to any one or more of the Executives, base compensation, cash bonuses and lump-sum payments and incentive payments, and qualified incentive stock options.

The Compensation Committee’s policy generally is to pay Executives base salaries that are approximately in the median of the base salary range of officers having comparable duties and responsibilities at comparable financial institutions and peer-group companies, as reflected in public filings or as reflected in compensation surveys and other research data. It is believed that such other institutions and companies represent the most significant competition for the services of the Company’s Executives, and that consideration of the base salaries offered by such entities is a necessary part of any compensation structure designed to retain the services of such Executives. Adjustments upward or downward from such comparable salaries may however be made, in the Compensation Committee’s discretion, for any given Executive, after taking into account the various applicable factors and criteria set out in the Compensation Committee Charter, as well as any other circumstance unique to the respective Executive. In its consideration of comparable salary data, the Compensation Committee does not normally take into account the relative financial performance of the companies by whom such comparable officers were employed.

Lump sum awards and other individually-based incentive payments are used principally to reward and motivate an Executive’s short-term performance. The use, timing, and amounts, of such awards are determined by the Compensation Committee based in part on its subjective judgment as to the relationship between the Executive’s performance on one hand, and the Company’s performance (and/or, where appropriate, the performance of the division or operations over which the Executive has primary reasonability) on the other hand.

The Company has maintained, since 1982, a qualified stock option plan under which the Executives, as well as a significant number of the Company’s (and its subsidiaries’) other officers, have received options to purchase common stock of the Company. Under such plan, such options are granted annually by the Compensation Committee to such Executives and other officers as the Compensation Committee may in its judgment select. Such options vest over a period of years, and allow the recipients to purchase shares of the Company’s common stock at a price equal to its market value at the time the option is granted (except for options granted to the Senior Chairman who, as a 5% shareholder of the Company, must under applicable tax regulations have an exercise price equal to 110% of the market value at the time the option is granted). If an option recipient exercises an option and thereafter goes to work for a competitor within two years of his or her exercise of that option, the Company has a right to recover the benefits realized at the time of exercise. Option grants are used to encourage long-term commitments and service by the recipients, and it is believed that they represent an effective way to align the Executive’s long-term interests with those of the Company’s shareholders, and in focusing the Executive on creating long-term value for the shareholders. In awarding any stock options, the relative performance of the individual is a significant consideration.

In determining the overall compensation of each Designated Executive Officer, the Compensation Committee applies the policies described above, and considers the factors and criteria set out in the Compensation Committee Charter. Such elements include the person’s individual performance; the level of performance of his/her respective department or areas of responsibility; his/her past salary and participation in incentive compensation plans; peer-group comparable compensation data, and his/her accomplishment of individual objectives. Also taken into consideration are recommendations made by the Chief Executive Officer, and the Company’s overall performance and the extent to which the person’s performance had an impact on the

Company’s financial performance. The Company’s failure to significantly improve its financial performance during the preceding fiscal year was a specific factor in the Committee’s decisions as to the compensation levels for Designated Executive Officers during the past fiscal year.

In determining the compensation of the Company’s Chief Executive Officer and Senior Chairman, the Compensation Committee utilizes the same policies, and considers the same factors, referred to above with respect to Designated Executive Officers. It did not however, consult with, or receive recommendations from, either the Chief Executive Officer or Senior Chairman with respect to the compensation (or any components thereof) to be granted to either such individual. The Company’s failure to significantly improve its financial performance during the preceding fiscal year was a specific factor in the Committee’s decisions as to the compensation levels for the Chief Executive Officer and Senior Chairman during the past fiscal year. Although the Compensation Committee places even stronger emphasis on the extent to which such individuals’ individual performances had an impact on the Company’s financial performance, it also considered the extent to which the Company’s performance may have been influenced by Company policy or factors over which those individuals had no significant influence or control.

The Company maintains the ESOP of UMB and the UMB Profit Sharing and 401(k) Savings Plan for all employees. The Company may elect to contribute a portion of the Company’s annual profit to either plan. These discretionary Company contributions are allocated to all eligible employees. Company (and subsidiary) employees may make 401(k) salary deferral contributions to the UMB Profit Sharing and 401(k) Plan, subject to Internal Revenue Service regulations and dollar limits. The Company in its discretion may match part of those contributions. The Company has previously elected to contribute fifty cents for each dollar contributed by an officer or employee. The Company’s contribution was limited in that the match applied to only the first four percent of an employee’s annual compensation.

The Company also maintains an unfunded nonqualified UMB Financial Corporation Executive Committee Deferred Compensation Plan, in which a limited number of members of top management are eligible to participate. Participants may annually elect to defer a portion of their compensation until a later predetermined date. The Company undertakes the obligation to pay, on the predetermined date, an amount equal to the deferred compensation (increased by an amount equivalent to the hypothetical allocation of Company contributions and forfeitures which would have occurred in the Company-sponsored employee stock ownership plan and profit sharing and 401(k) plan had the participant not elected to make the deferral) together with a hypothetical gain or loss (an “Adjustment”) that would have been realized had such sum been invested in one or more of the permissible mutual fund(s) designated by the participant from time to time. In order to provide future funding for the payment of the deferred compensation and Adjustments, the Company may, but has no obligation to, maintain corresponding investments in the respective mutual funds designated by the participants. At the present time, there is only one individual actively participating in the Plan.

Internal Revenue Code Section 162(m) limits the deduction for federal income tax purposes by publicly held corporations of compensation in excess of $1 million paid to the executive officers listed in the Summary Compensation Table, unless such compensation is performance based as defined in Section 162(m). The total compensation paid by the Company to any of the executives named in the Summary Compensation Table is less than $1 million. The Compensation Committee and the Board have been and will continue to be counseled on the limitations imposed by Section 162(m), and the Compensation Committee will consider the limitations imposed by Section 162(m) in structuring future compensation for the Executives. The Compensation Committee cannot make any assurances, however, that it will not authorize the payment of non-deductible compensation. As stated above, the Compensation Committee structures compensation for its Executives to be competitive with other financial service providers in the communities served by the Company, and so as to provide appropriate incentives for Executives to perform at a superior level. The Compensation Committee will work to maintain compensation, to the extent feasible, that is fully deductible. Nonetheless, the limitation on deductibility will have to be weighed against the interests of the Company in attracting and retaining and motivating high quality executives.

L. Joshua Sosland, Chairman

Paul D. Bartlett, Jr.

William J. McKenna

Thomas D. Sanders

I. Summary Compensation Table

	Annual Compensation						Long Term Compensation (Awards)
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Securities Underlying Options(#)	All Other Compensation
R. Crosby Kemper	2003	$350,308		—	—		2,055	$8,725	(2)
Senior Chairman of the	2002	626,999		—	—		2,623	879,877
Company (1)	2001	639,301		—	—		2,498	24,567

R. Crosby Kemper III	2003	$495,769		—	—		2,055	$7,505	(3)
Chairman and CEO of the	2002	496,153		—	—		2,623	6,156
Company and Chairman and	2001	448,833		—	—		2,498	9,847
CEO of UMB Bank, n.a. (1)

Peter J. Genovese	2003	$324,233	(4)	—	$44,463	(5)	2,000	$8,929	(6)
Vice Chairman of the Company	2002	325,461		—	—		2,000	7,656
	2001	313,670		—	—		2,000	15,747

Vincent J. Ciavardini	2003	$280,000		$29,094	—		500	$4,000	(7)
Vice Chairman of the Company	2002	263,871		—	—		650	—
	2001	—		—	—		—	—

James D. Matteoni	2003	$275,999		—	—		600	$8,725	(8)
Chief Information Officer	2002	275,999		—	—		600	7,656
UMB Bank, n.a.	2001	274,125		—	—		750	8,247

(1)	See section entitled “Information About The Directors and Nominees” under Proposal #1 below for a description of positions held by the Messrs. Kemper.

(2)	Includes a profit sharing contribution of $4,725, a matching contribution of $4,000 to the 401(k) Savings Plan.

(3)	Includes a profit sharing contribution of $4,725, a matching contribution of $2,600 to the 401(k) Savings Plan and a $180 term insurance benefit.

(4)	Of which, $9,726 was deferred under the UMB Financial Corporation Executive Committee Deferred Compensation Plan.

(5)	Includes $18,834 representing the value of a life insurance policy transferred to Mr. Genovese during the fiscal year, and $18,985 representing amounts reimbursed during the fiscal year for payment of taxes.

(6)	Includes a profit sharing contribution of $4,725, a matching contribution of $4,000 to the 401(k) Savings Plan and a $204 term insurance benefit.

(7)	Matching contribution to the 401(k) Savings Plan.

(8)	Includes a profit sharing contribution of $4,725 and a matching contribution of $4,000 to the 401(k) Savings Plan.

II. Option Grants in 2003

	Individual Grants				Potential Realizable Value at Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In 2003	Exercise Price (Per Share)	Expiration Date	5%	10%
R. Crosby Kemper (1)	2055	2.4%	$53.51	Dec. 2008	$17,620.71	$51,047.31
Senior Chairman of the
Company
R. Crosby Kemper III	2055	2.4%	$48.65	Dec. 2013	$62,851.61	$159,316.12
Chairman & CEO of the
Company and Chairman & CEO
of UMB Bank, n.a.
Peter J. Genovese	2000	2.3%	$48.65	Dec. 2013	$61,169.45	$155,052.19
Vice Chairman of the Company

Vincent J. Ciavardini	500	0.6%	$48.65	Dec. 2013	$15,292.36	$38,763.05
Vice Chairman of the Company

James D. Matteoni	600	0.7%	$48.65	Dec. 2013	$18,350.84	$46,515.66
Chief Information Officer
UMB Bank, n.a.

(1)	By virtue of Mr. Kemper’s having voting rights over more than 10% of the Company’s common stock, there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.

The UMB Financial Corporation 1992 Incentive Stock Option Plan expired in 2002, and at the 2002 annual meeting, the Company’s shareholders approved the UMB Financial Corporation 2002 Incentive Stock Option Plan. Options granted under the 2002 plan become fully vested at four years and eleven months. Under the plan, the Company has the right to recover benefits derived by the exercise of an option by an employee if the employee becomes employed by a competitor within two years of such exercise. Both of these features are intended to encourage long term commitments by key officers. Except as noted in the footnote (1) above, all Company options are granted for a term of ten years.

III. Aggregated Option Exercises in 2003, and Option Values at December 31, 2003

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003 (1)		Value of Unexercised In-the-Money Options at December 31, 2003
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Crosby Kemper (2)	2,570	$18,915.20	–0–	13,060	–0–	$83,905.32
Senior Chairman

R. Crosby Kemper, III	404	$10,063.64	8,870	12,297	$113,710.97	$114,240.08
Chairman & CEO of the
Company and Chairman &
CEO of UMB Bank, n.a.

Peter J. Genovese	1,541	$41,314.21	9,431	10,200	$127,727.54	$91,146.00
Vice Chairman of
the Company

Vincent J. Ciavardini	—	—	–0–	500	–0–	–0–
Vice Chairman of
the Company

James D. Matteoni	—	—	2,667	3,578	$26,411.48	$33,451.40
Chief Information Officer
UMB Bank, n.a.

(1)	Number of underlying securities adjusted to reflect 10% stock dividends paid in 1996 and 2000 and 5% stock dividends paid in 1997, 1998, and 2002.

(2)	By virtue of Mr. Kemper’s having voting rights over more than 10% of the Company’s common stock, there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.

PROPOSAL # 1: ELECTION OF DIRECTORS

General Information About The Nominees and The Current Directors

The Corporate Governance and Nominating Committee of the Company has selected and approved, and the Board has nominated, candidates to be presented to the shareholders at the Annual Meeting for election to the Board. At the Annual Meeting, shareholders will be asked to vote for ten Class I directors who will serve until the annual meeting in 2007. The shareholders will also be asked to vote for two Class III directors who will serve until the Annual Meeting in 2006 (both of whom were elected by the Board to fill vacancies arising since the 2003 annual meeting).

Directors are elected by cumulative voting, which means that each shareholder is entitled to cast as many votes for the election of directors to each class as shall equal the number of shares of common stock held by him or her times the number of directors to be elected in that class of directors. Each shareholder may cast all such votes for a single nominee within that class or may distribute them between two or more nominees within that class as he or she sees fit. To be elected, a nominee must receive a plurality of the votes of the shares entitled to vote on the election of the directors and represented in person or by proxy at a meeting at which a quorum is present.

Each of the nominees has agreed to be named as a nominee and to serve as a director, if elected. It is not anticipated that any of the nominees will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable, the shares represented by the proxy will be voted for such substitute nominee(s) as the Corporate Governance and Nominating Committee may select and approve, and the Board may nominate.

The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office:

Nominees For Election

Class I—Terms expiring in 2007

Name	Age	Position with the Company	Director Since
Paul D. Bartlett, Jr.	84	Director	1977
William L. Bishop	51	Director	2000
David R. Bradley, Jr.	54	Director	1983
Newton A. Campbell	75	Director	1986
James R. Elsesser	59	Director	2004
Peter J. Genovese	57	Vice Chairman and Director	1979
C. N. Hoffman III	54	Director	1997
Alexander C. Kemper	38	Director	1992
Mary Lynn Oliver	64	Director	1993
Kris A. Robbins	45	Director	2000

Class III – Term expiring in 2006

Name	Age	Position with the Company	Director Since
Terrence P. Dunn	54	Director	2003
Greg M. Graves	46	Director	2003

Directors Who Will Continue In Office

Class II—Terms expiring in 2005

Name	Age	Position with the Company	Director Since
Miriam M. Allison	56	Director	2001
Thomas E. Beal	73	Director	1983
Richard Harvey	65	Director	1999
R. Crosby Kemper	77	Senior Chairman and Director	1969
Tom J. McDaniel	65	Director	1999
William J. McKenna	77	Director	1984
Robert W. Plaster	73	Director	1995
Paul Uhlmann, III	53	Director	2000
E. Jack Webster	83	Director	1985
Thomas J. Wood, III	57	Director	2000

Class III—Terms expiring in 2006

Name	Age	Position with the Company	Director Since
H. Alan Bell	65	Director	1993
Cynthia J. Brinkley	44	Director	2003
R. Crosby Kemper III	53	Chairman, CEO and Director	1994
John H. Mize, Jr.	63	Director	1986
Alan W. Rolley	71	Director	1993
Thomas D. Sanders	59	Director	1991
L. Joshua Sosland	43	Director	1998
Dr. Jon Wefald	66	Director	1998

Information About The Directors And Nominees

Ms. Allison has served as Chairman of UMB Fund Services, Inc., Milwaukee, Wisconsin (formerly Sunstone Financial Group, Inc.) since January 2003. From 1989 to 2003, she served as President and Treasurer of such company. The Company acquired Sunstone Financial Group, Inc. in 2001. She also served as President and Treasurer of UMB Distribution Services, LLC, Milwaukee, Wisconsin (formerly Sunstone Distribution Services, LLC) since its inception in 1996 to 2002 and she also served as Secretary of such company from 2000 until 2002. UMB Fund Services, Inc. provides a wide range of services to the mutual fund and alternative investment products markets including administration, fund accounting, transfer agent and shareholder servicing. UMB Distribution Services, LLC provides distribution, marketing and related services.

Mr. Bartlett has served as Chairman of the Board of Bartlett and Company, Kansas City, Missouri, since 1987. Bartlett and Company is an agri-business company. Mr. Bartlett also serves on the Board of Directors of UMB Bank, n.a.

Mr. Beal has served as President and Chief Executive Officer of Beal Properties, Inc., Kansas City, Missouri, since 1967. Beal Properties, Inc. is a real estate management company.

Mr. Bell has been retired since 1994. Prior to 1994, Mr. Bell served as Chairman of UMB Citizens Bank and Trust Co., Manhattan, Kansas, from January 1994 to July 1994. Prior to that he served as Chairman and President of Citizens Bank and Trust Co. in Manhattan, Kansas, from 1976 to 1994.

Mr. Bishop has been retired since October 2003. From 1998 to October 2003, he served as Chief Executive Officer of the Western Group of St. Louis, Missouri. Prior to that he served as President of such company from 1992 to 1998. The Western Group is a nationwide specialty contractor specializing in masonry and concrete restoration.

Mr. Bradley has served as President and Editor of the News-Press and Gazette Company in St. Joseph, Missouri since 1971. He has also served as Publisher since 1994. The News-Press and Gazette Company is a newspaper, cable and broadcasting company. The News-Press and Gazette Company has operations in Missouri, Kansas, Texas, Arizona, California, and Oregon.

Ms. Brinkley currently serves as President-Missouri for SBC Missouri in St. Louis, Missouri, where she is responsible for all regulatory, legislative, governmental, and external affairs activities in Missouri. She was appointed to this position in July 2002. She served as President-SBC Arkansas from November 1999 until July 2002. Prior to that, she served as Executive Director – Federal Relations for SBC Communications, Inc. SBC is a telecommunications company.

Mr. Campbell is retired and has served as Chairman Emeritus of Burns & McDonnell Engineering Company, Kansas City, Missouri, since 1994. Prior to that he served as Chairman of the Board and Chief Executive Officer of that company from 1986 until 1994. Burns & McDonnell is a consulting engineering company.

Mr. Dunn has served, since 1989, as President and Chief Executive Officer of J. E. Dunn Construction Company, a commercial contractor and construction company having its headquarters in Kansas City, Missouri, and having 14 offices and operations throughout the United States.

Mr. Elsesser has served as Chairman and Chief Executive Officer of Interstate Bakeries Corporation, a company that produces, markets and distributes fresh bakery and related products in the United States, since October 2002. Prior to that and since January of 1999, he served as Chief Financial Officer of Ralston Purina, a St. Louis-based company producing and distributing nationally, pet products, battery products, soy protein products and agricultural products. Mr. Elsesser is currently a member of the board of directors of Interstate Bakeries Corporation.

Mr. Genovese has served as Vice Chairman of the Board since 1982. He was elected President of the Company in March 2000 and served in that capacity until January 2004. He also served as Chairman and CEO of UMB Bank of St. Louis, N.A. from 1979 until such bank was merged with UMB Bank, n.a. in 1999, and thereafter served as Vice Chairman of the Board/Chairman-St. Louis Region, UMB Bank, n.a. through January 2004. He has served as Chief Executive Officer-St. Louis Region, UMB Bank n.a., since January 2004.

Mr. Graves has served since October 2003, as President and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri with offices and operations throughout the United States. From January 2003, through October 2003, he served as President and Chief Operating Officer of such company. He served as General Manager of that company’s Energy Division from November 1997 through June 2001, and as President of its Energy Group from July 2001, through December 2002.

Mr. Harvey has served as Chairman of the William H. Harvey Company, Omaha, Nebraska, since 1998. He served as President of that company from 1986 to 1998. The William H. Harvey Company is a manufacturer of plumbing specialties.

Mr. Hoffman has served as Chairman of UMB National Bank of America, a subsidiary of the Company, since 2001. Prior to that, he served as President of the Salina Banking Center of UMB National Bank of America, from 1993 through 2001.

Mr. Alexander C. Kemper, a son of R. Crosby Kemper, has served since March 2000 as Chairman and CEO of Perfect Commerce, Inc. (formerly eScout LLC), an e-commerce company in which UMB Bank, n.a. holds a minority interest. Prior to March 2000, he served as President of the Company from 1995 and as CEO from July 1999, and served as CEO of UMB Bank, n.a. from January 1996 and as Chairman and CEO of UMB Bank, n.a. from January 1997.

Mr. R. Crosby Kemper has served as Senior Chairman since January 2001. From 1972 through January 2001, he served as Chairman of the Board. He also served as CEO of the Company from 1972 through July 1999 and from March 2000 to January 2001. He also served as Chairman of the Board and CEO of UMB Bank, n.a. from 1971 through January 1996 and as Chairman through January 1997. Mr. Kemper is the father of director Alexander C. Kemper and director R. Crosby Kemper III, and is the uncle of director Thomas J. Wood, III.

Mr. R. Crosby Kemper III, a son of R. Crosby Kemper and brother of Alexander C. Kemper, has served as Chairman and CEO of the Company since January 2001. Prior to that, he served as Vice-Chairman of the Board from January 1995 until January 2001. He has served as Chairman and CEO of UMB Bank, n.a. since March 2000. He also served as President of UMB Bank of St. Louis, N.A. from 1993 until the bank was merged with UMB Bank, n.a. in 1999 and thereafter served as Vice Chairman of the Board/President-St. Louis Region, UMB Bank, n.a. until March 2000.

Mr. McDaniel has served as President of Oklahoma City University since August 2001. Prior to that, he served as President of Northwestern Oklahoma State University from August 2000 to August 2001. Mr. McDaniel served as Vice Chairman of the Board of Directors of Kerr-McGee Corporation, an oil and gas company, in Oklahoma City, Oklahoma. Mr. McDaniel was elected Senior Vice President of Kerr McGee in 1986 and as Corporate Secretary in 1989. In 1993 he was elected as a member of that company’s Executive Management Committee.

Mr. McKenna is currently retired and serves as Chairman of his own foundations. He served as Chairman of the Kellwood Company in Chesterfield, Missouri, from 1997 to 1999, and as Chairman and Chief Executive Officer of such company from 1984 to 1997. The Kellwood Company is a manufacturer of wearing apparel.

Mr. Mize has served as Chairman, President and Chief Executive Officer of the Blish-Mize Company, Atchison, Kansas, since 1982. Blish-Mize is a wholesale hardware distribution company.

Mrs. Oliver currently serves as a member of the Wichita Community Foundation where she has served as Vice Chairman, and, for three years, as Chairman. She is also a member of the Community Advisory Committee for the John S. and James L. Knight Foundation. She served as Chairman of Russell State Bank, Russell, Kansas, and of Security State Bank, Great Bend, Kansas, from 1984 to 1994.

Mr. Plaster is Chairman of Evergreen Investments, LLC, an investment company located in Lebanon, Missouri. Prior to that he served as Chairman of the Board of Empire Energy Corporation from 1994 to 1996, and as Chairman of the Board of Empire Gas Corporation from 1963 until 1994.

Mr. Robbins has served as CEO of the Security Benefit Group of Companies, Topeka, Kansas, since January 2001. He has served as President of Security Benefit since 1998. The Security Benefit Group is a financial services firm providing annuities, mutual funds and retirement plans throughout the United States.

Mr. Rolley is retired and serves as a director of Community Bancorporation of New Mexico and of Arizona Bancshares, Inc. He served as Chairman of the Kansas State Bank of Holton, Kansas, from January 1990 to February 2002, and served as Chairman of UMB Highland Park Bank and Trust in Topeka, Kansas, from 1993 until 1994. Prior to that he served as Chairman of Highland Park Bank and Trust and North Plaza State Bank, both in Topeka, Kansas, from 1965 and 1972, respectively, until 1993.

Mr. Sanders has served as Chairman of MMC Corp., Leawood, Kansas, since 1991, and served as Chief Executive Officer of such company from 1991 through January 2003. MMC Corp. is a construction holding company. Prior to that he served as Chairman of the Board, President and CEO of Midwest Mechanical Contractors, Inc., one of MMC’s operating companies.

Mr. Sosland has served as Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. The Sosland Companies are primarily engaged in trade publications for the baking, flour milling and grain industries. Mr. Sosland has also served as Executive Editor of “Milling & Baking News” since 1997.

Mr. Uhlmann, III has served as President of The Uhlmann Company, Kansas City, Missouri, since 1997. The Uhlmann Company is a grocery products company.

Mr. Webster has served as Chairman of the Board and Chief Executive Officer of Petrol Properties Inc., Springfield, Missouri, since 1957. Petrol Properties is a real estate and marketing company. He has served as Chief Executive Officer of Reliant Industries, Inc., a real estate and environmental services company, since 1990. He is a partner in Webster Partners and a director of Adams Resources and Energy, Inc. and Mid-American Century Life Insurance Co.

Dr. Wefald is currently the President of Kansas State University, Manhattan, Kansas, and has served in that capacity since 1986.

Mr. Wood, a nephew of R. Crosby Kemper, has served as Chairman of the Board of American West Medical Company since 1997. American West is a distribution, sales and marketing company of medical supplies.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES.

PROPOSAL # 2:    RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee selected and engaged Deloitte & Touche LLP as independent public accountants to examine and audit the consolidated financial statements of the Company for the fiscal year 2004. The Board is recommending that the shareholders ratify such engagement. Notwithstanding the Audit Committee’s initial selection and engagement and the shareholders’ ratification of such engagement, however, the Audit Committee shall be specifically authorized to retain another independent auditing firm at any time during the year if the Audit Committee feels that such change would be in the best interest of the Company. Deloitte & Touche LLP has served as the Company’s auditors continuously since 1982. The Audit Committee has considered whether any other relationships, including without limitation, whether Deloitte & Touche LLP’s provision of the different types of services described in the schedule below, and its lease of office space in the Company’s headquarters building, were compatible with the maintenance of Deloitte & Touche LLP’s independence, and the Audit Committee has concluded that such relationships are compatible with the maintenance of their independence.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal years ending December 31, 2003, and 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”):

	Fiscal years ended December 31,
	2003	2002
Audit fees	$373,300	$323,820
Audit related fees (1)	209,600	195,195	(2)

Total Audit related fees	582,900	524,885
Tax Fees (3)	11,495	–0–
All other fees (4)	11,540	3,585

Total fees	$605,935	$528,470

(1)	Includes fees related to: audits of UMB Scout Brokerage, Inc., UMB Capital Corporation and UMB Redevelopment Corporation; audits of Company’s employee benefit plans; audit of the Security Transfer Division; and review of the Company’s trust department control structure in accordance with SAS 70.
(2)	Includes $5,870 for FAS 141/142 consulting fees that were classified as “Audit Fees” in the 2003 proxy statement and have been reclassified for the current year.
(3)	Includes fees for tax services in connection with the preparation of a memorandum concerning the taxation of asset management subsidiaries in Wisconsin.
(4)	Technical Consulting and licensing fees related to tax software.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION AND RETENTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

OTHER MATTERS

The Board knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy may vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company by November 13, 2004, to be considered for inclusion in the proxy materials of the Company for the 2005 Annual Meeting. The Company requests that such shareholder proposals be sent to the attention of the Corporate Secretary by certified mail-return receipt requested.

PERFORMANCE GRAPH

The following graph below represents the cumulative return experienced by the Company’s shareholders over a five-year period extending through the end of fiscal 2003. The graph assumes that 1.00 was invested on December 31, 1998 in the Company’s common stock, the S&P 500 Stock Index, and the S&P Bank Index. In all cases the return assumes a reinvestment of dividends.

UMB Financial Corporation

vs. Various Stock Indices

By Order of the Board of Directors

Dennis R. Rilinger

Secretary

March 22, 2004

Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available at the Company’s website at www.umb.com/investor after they are filed with the SEC. A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge upon written request directed to: Corporate Secretary, UMB Financial Corporation, 1010 Grand Boulevard, Kansas City, Missouri 64106.

APPENDIX A

UMB FINANCIAL CORPORATION

CORPORATE AUDIT COMMITTEE CHARTER

Purpose

The Corporate Audit Committee (the “Committee”) assists the Board of Directors of the Company (the “Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, financial reporting and internal control functions of the Company and its subsidiaries. The Committee’s role includes assisting the Board in overseeing: (a) the integrity of the Company’s financial statements and related reporting process, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications, independence and performance, and (d) the performance of the Company’s internal audit function. In accordance with the requirements of the Securities and Exchange Commission (“SEC”), the Audit Committee will also prepare the Audit Committee report to be included in the Company’s annual proxy statement. The Committee has sole authority over the appointment and replacement of the independent auditors and is directly responsible for the compensation and oversight of the independent auditors.

Membership and Qualification

The Committee shall consist of three or more directors, each of whom satisfy the definition of “independent directors” under the listing standards of the NASDAQ Stock Market (“NASDAQ”) and other applicable laws and regulations, including those of the SEC. Each member will be free of any conflict or relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. The Board appoints Committee members annually and may remove Committee members by a majority at any time, with or without cause. If the Board does not designate or appoint a Committee Chairperson, the Committee members may designate a Chairperson.

A) Specific Limitation

Committee members shall not serve simultaneously on the audit committees of more than three public companies. If such service is unavoidable, the Board must determine that such simultaneous service would not impair such member’s ability to serve effectively on the Company’s Committee. Such determination by the Board must be disclosed in the Company’s annual proxy statement.

B) Specific Qualifications

Each member of the Committee shall, in the judgment of the Board, be financially literate and have the ability to read and understand the Company’s basic financial statements. In addition, at least one member of the Committee (who may also serve as the audit committee financial expert) shall, in the judgment of the Board, have accounting or related financial management expertise in accordance with NASDAQ listing standards and SEC rules and regulations.

Meetings and Other Actions

The Committee shall meet once each quarter and at such other times as may be necessary to fulfill its responsibilities. Meetings may be called by the Chairperson of the Committee or the Chairperson of the Board.

Except as provided herein, all meetings of and other actions by the Committee shall be held or otherwise taken pursuant to the Company’s bylaws. Members of the Committee may attend and participate through a telephonic or video conference call. The Committee may, at its discretion and at the invitation of the Chairperson, include in all or any portion of any of its meetings one or more members of the Company’s management or other third parties whose presence the Committee believes to be necessary or appropriate. However, such persons shall neither vote, nor participate in any discussions or deliberations. Notice of a meeting of the Committee may be waived, and the action of a majority of the members of the Committee at a meeting at which a quorum is present, or in the form of a written consent, shall constitute the act of the Committee. The Chairperson of the Committee, in consultation with other Committee members, shall determine the frequency and length of Committee meetings and shall set meeting agendas consistent with this Charter. The Committee shall promptly report its actions and any recommendations to the Board after each Committee meeting. Such report generally will be given at the Board meeting following a Committee meeting.

The Committee shall maintain free and open communication with the independent auditors, the Company’s internal auditors, and the Company’s management. This communication will include periodic separate executive sessions with each of these parties.

Duties, Responsibilities and Authority

In addition to the purposes set forth above, the primary responsibilities of the Committee shall be:

Financial Reporting

In connection with its general oversight of the Company’s financial reporting, the Committee shall:

•	Evaluate significant accounting and reporting issues identified in any analyses prepared by management or the independent auditors or otherwise identified in the course of the Committee’s review of the Company’s financial statements and discussions with its auditors.

•	Perform reviews with management and the independent auditors about management’s proposals regarding: new accounting pronouncements; the adoption of, and changes of choice regarding, material accounting principles and practices to be followed when preparing the financial statements of the Company; alternative principles and practices that could have been followed; the reasons for selecting the principles and practices to be followed; the financial impacts of the principles and practices selected as compared to those of the other alternatives available; and the provision of any “pro forma” or “adjusted” non-GAAP information.

•	Inquire as to whether the independent or internal auditors have any concerns regarding: the possibility of significant accounting or reporting risks or exposures; the appropriateness and quality of significant accounting treatments and whether there has been any aggressive creativity in any such treatments; any business transactions that may affect the fair presentation of the Company’s financial condition or results of operations; or any weaknesses in the Company’s internal control systems.

•	Affirm in connection with the Committee’s review of the Company’s annual and quarterly financial statements that the independent auditors communicate certain matters to the Committee as required by professional standards related to their audit of the annual financial statements and their review of the interim financial information.

•	Review with the independent auditors whether there have been (and if so, the nature of) any audit problems or difficulties and any related responses by management.

•	Meet with management and the independent auditors to review the annual financial statements and related notes, as well as the related Management Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), prior to filing or other public release and inquire whether such financial statements and related notes are prepared in accordance with U.S. generally accepted accounting principles and, together with such MD&A, are consistent with the information known to Committee members.

•	Review any complex and/or unusual transactions and any matters requiring significant estimates of asset valuation allowances or liability reserves, and evaluate management’s handling of proposed audit adjustments identified by the independent auditors.

•	Review the independent auditors’ judgments about the quality of the accounting principles applied to the Company’s financial statements.

•	Review, with the Company’s chief legal officer, legal matters that could have a significant impact on the Company’s financial statements.

•	In conjunction with management, the independent auditors and the internal auditors, the Committee shall evaluate the adequacy of the Company’s financial reporting and business process controls and discuss any significant exposures and the actions management has taken to monitor and control such exposures. In addition, the Committee shall review significant findings noted by the independent auditors and the internal auditors in the course of their audit functions, as well as management responses.

Independent Auditors

In its oversight of the Company’s independent auditors, the Committee shall:

•	Select, hire and fire (subject to approval by the Company’s shareholders) the Company’s independent auditors, pre-approve all fees and other terms of the audit engagement and pre-approve all permitted non-audit services to be performed by the independent auditors and establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services. The Committee may delegate to the Chairperson of the Committee, or to a subcommittee, the authority to grant pre-approvals of audit and permissible non-audit services, provided that the decisions of such Chairperson or subcommittee shall be presented to the full Committee at its next scheduled meeting.

•	Be directly responsible for the oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s independent auditor shall report directly to the Committee.

•	Meet with the independent auditors at least quarterly in private sessions without any members of management being present to discuss matters that the Committee or the independent auditors believe should be discussed.

•

The committee shall have responsibility of ensuring that auditors are “independent” as such term is defined and specified by NASDAQ and the SEC and under other applicable law and regulation, and to that end shall obtain and review, at least annually, a written report from the independent auditors that describes all relationships between the independent auditors and the Company (including the amount and nature of all related compensation); discuss with the independent auditors the impact on the auditors’

objectivity and independence of any disclosed relationships as required by professional standards; and determine whether any such non-audit engagements are consistent with the independent auditors’ independence and objectivity.

•	Obtain and review, at least annually, a written report from the independent auditors that describes: the independent auditing firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and discuss with the independent auditors, the contents of such report and the impact of the matters addressed in such report on the quality of services performed by the independent auditors.

•	Evaluate annually whether the Company should change its independent auditors or the partner in charge of performing or reviewing the Company’s audit or other audit team personnel. Such evaluation should be based on all relevant circumstances known to the Committee, including qualifications of and quality of services performed by the independent auditing firm and the primary audit partner, opinions of the Company’s management and internal auditors regarding the independent auditors, length of tenure, factors having the potential to impact objectivity, the securities law requirement to rotate at least every five years the primary audit partner in charge of performing (or overseeing the performance) of the Company’s audit and the primary audit partner in charge of reviewing the Company’s audit, the possible desirability of regular rotation of the independent auditing firm.

Internal Auditors

The Committee shall oversee the activities and programs administered by those responsible for the Company’s internal audit function and shall:

•	Ensure that the Company has an internal audit function performed on a regular basis that includes appropriate review and approval of the Company’s internal transactions and accounting.

•	Review the annual internal audit plan of the internal auditors and its scope, and the degree of coordination of this plan with the independent auditors.

•	Review periodically the internal audit activities, staffing, and budget.

•	Meet with the Company’s internal auditors at least quarterly in a private session without any other members of management being present to discuss matters that the Committee or the internal auditors believe should be discussed.

Compliance with Laws and Regulations Relating to Financial Reporting and Tax Matters

The Committee shall oversee the Company’s compliance with laws and regulations and shall:

•	Annually review the Company’s procedures for monitoring compliance with laws and regulations.

•	Discuss the significant findings, if any, of reviews or examinations by regulatory agencies, such as the SEC.

Other Responsibilities

The Committee also shall:

•	Review and evaluate the Company’s policies and practices with respect to risk assessment and risk management, including the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures and the Company’s litigation management process and insurance management process.

•	Monitor major litigation and significant internal or external special investigations and review at least annually any other legal matters that could have a material impact on the Company’s financial statements or compliance with law.

•	If deemed appropriate, initiate special investigations into matters within the Committee’s scope of responsibilities or as delegated by the Board.

•	Perform other oversight functions as requested by the full Board.

•	Perform an annual self-evaluation of the Committee’s performance and annually reassess the adequacy of and, if appropriate, propose to the Board any desired changes, in the Charter of the Committee, all to supplement the oversight authority.

•	Establish procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

Reporting Responsibilities

The Committee shall:

•	Regularly update the Board about the Committee’s activities and make appropriate recommendations.

•	Make such reports of its activities and evaluations as may be required by the Securities and Exchange Commission in the Company’s proxy statement and/or annual report or as determined to be appropriate by the Board.

Resources

The Committee shall have access to, and the ability to commit, appropriate funding, as it may determine, for the payment of fees of registered public accounting firms engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services of the Company, to compensate any advisors employed by the Committee under the authority of this Charter, and to pay all ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the right to use reasonable amounts of time of the Company’s internal and independent accountants, internal and outside lawyers and other internal staff and also shall have the right to hire independent accounting experts, lawyers and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee may conduct or authorize investigations into any matters within the scope of its responsibilities and may meet with any employees of the Company or any third parties it deems necessary in connection with such investigation. Committee members may participate in educational opportunities at the Committee’s request.

UMB FINANCIAL CORPORATION

ANNUAL MEETING

UMB Bank Auditorium

1010 Grand Boulevard

Kansas City, Missouri

Thursday, April 29, 2004

10:00 a.m.

VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement.

2. Visit our Internet voting site at http://www.eproxyvote.com/umbf and follow the instructions on the screen.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, April 28, 2004.

If you vote by Internet, please do not return your proxy by mail.

THANK YOU FOR YOUR VOTE.

Cut or tear along perforated edge

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UMB FINANCIAL CORPORATION

PROXY                                                          P.O. Box 419226, Kansas City, MO 64141-6226

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 29, 2004.

The undersigned hereby appoints R. Crosby Kemper, R. Crosby Kemper III and Peter J. Genovese or any of them, with full power of substitution as proxies, to vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 29, 2004, and any adjournments thereof.

1.	ELECTION OF DIRECTORS

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name. In such event, unless you request otherwise, your votes will then be cumulated and voted for the other nominees.)

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
(except as otherwise indicated)	on all nominees below

Class I Directors—Term expiring in 2007    Paul D. Bartlett, Jr., William L. Bishop, David R. Bradley, Jr., Newton A. Campbell, James R. Elsesser, Peter J. Genovese, C. N. Hoffman III, Alexander C. Kemper, Mary Lynn Oliver, Kris A. Robbins

Class III Director—Term expiring in 2006    Terrence P. Dunn, Greg M Graves

2.	Ratification of the Audit Committee’s retention of Deloitte & Touche LLP to serve as the Company’s independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2004.

☐  FOR                                     ☐  AGAINST                                 ☐  ABSTAIN

(TO BE SIGNED ON OTHER SIDE)

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in accordance with their best judgment if any other matters are properly brought before the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR Proposals 1 and 2. Unless authority to vote for any director nominee is withheld, authority to vote for such nominee will be deemed granted.

PLEASE

Signature

SIGN

HERE

Signature

Please sign exactly as name appears. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

Date                                                                              , 2004.